Exhibit 99.1

Second AMENDMENT
TO THE
NOMINATION AND STANDSTILL AGREEMENT

This Second Amendment (this “Amendment”) to the Agreement (as defined below) is dated as of September 30, 2022, by and among Nocopi Technologies, Inc., a Maryland corporation (the “Company”), the entities and natural persons listed on Schedule A hereto (collectively, the “MSL18 Holdings Group”, and each individually a “member” of the MSL18 Holdings Group), and Michael S. Liebowitz and Matthew C. Winger (“Winger”), each in his individual capacity and as a member of the MSL18 Holdings Group (collectively, the “MSL18 Parties” and each individually, an “MSL18 Party”).

WHEREAS, the Company and MSL18 Holdings Group entered into that certain Nomination and Standstill Agreement dated March 29, 2022 (as amended by the First Amendment to the Nomination and Standstill Agreement, dated as of May 23, 2022, the “Agreement”);

WHEREAS, MSL18 Holdings Group currently beneficially owns 3,145,150 shares of the common stock, par value $0.01 per share, of the Company (the “Common Shares”), which represented approximately 34.00% of the issued and outstanding Common Shares as of September 30, 2022; and

WHEREAS, the Company and MSL18 Holdings Group desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.01. Recitals; Defined Terms. The recitals set forth above are true and correct, and are incorporated into the Agreement by reference. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings set forth in the Agreement. This Amendment is effective as of the date hereof.

1.02. Amendments to the Agreement. The Agreement is hereby amended as follows:

(a.) Section 1.01(b) is hereby amended and restated in its entirety as set forth below:

“The Company also agrees to add an additional designee of MSL18 Holdings Group (“Designee B”, and each of Winger and Designee B, an “MSL18 Designee” and collectively, “MSL18 Designees”) to the Board provided such MSL18 Designee is reasonably acceptable to the Company, and the MSL18 Holdings Group holds the Initial Minimum Threshold Percentage (as hereinafter defined) at such time or otherwise on or before October 7, 2022, subject to the terms and conditions of this Agreement, by increasing the size of the Board by one additional director and electing the Designee B as a Class I director of the Company to serve until the 2025 annual meeting of the Company’s stockholders (including any adjournment or postponement thereof) (the “2025 Meeting”) and his successor is duly elected and qualifies, or until his earlier death, resignation, disqualification or removal.”

(b.) Section 1.03 is hereby amended and restated in its entirety as set forth below:

“Each MSL18 Designee agrees that, at all times while serving on the Board, he or she will: (i) meet all independence and other standards of the Company, and listing standards of any securities exchange on which securities of the Company shall be listed and the Securities and Exchange Commission (the “SEC”) and applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”); provided, that the foregoing independence requirements and other standards shall not be applicable to Winger and his employment by the Company shall not be deemed a violation of any Condition (as defined below); and (ii) be qualified to serve as a director under the Maryland General Corporation Law (the foregoing in these clauses (i) and (ii) being referred to as the “Conditions”). Each MSL18 Designee agrees to promptly advise the Chairman of the Board in writing if he ceases to satisfy any of the Conditions. If (1) any MSL18 Designee ceases to satisfy any of the Conditions, (2) any MSL18 Designee, any member of the MSL18 Holdings Group, any MSL18 Affiliate breaches or fails to comply with any of the terms of this Agreement, or (3) the Board, in good faith, has reason to believe that any MSL18 Designees, any member of the MSL18 Holdings Group, any MSL18 Affiliate may have committed an illegal or fraudulent act (including insider trading) that the Board believes, in good faith, could reasonably be expected to adversely affect the Company’s reputation, then, in each case upon the request of the Board, such MSL18 Designees shall immediately resign from the Board.”

(c.) Section 3.01(a) is hereby amended to replace “thirty-five percent (35%)” with “forty percent (40%)”.

1.03. Counterparts. This Amendment may be executed in any number of counterparts (including by fax transmission or e-mail), each of which shall be deemed to be an original, but all of which together shall constitute one binding agreement on the parties, notwithstanding that not all parties are signatories to the same counterpart. The captions contained in this Amendment are for convenience only and shall not affect the construction or interpretation of any provisions of this Amendment.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment, or caused the same to be executed by its duly authorized representative as of the date first above written.

NOCOPI TECHNOLOGIES, INC.
By:	/s/ Michael A. Feinstein
Name:	Michael A. Feinstein, M.D
Title:	Chairman of the Board, CEO

MSL18 HOLDINGS GROUP:

/s/ Michael S. Liebowitz Michael S. Liebowitz /s/ Matthew C. Winger Matthew C. Winger MSL 18 HOLDINGS LLC

By:	/s/ Michael S. Liebowitz
Name:	Michael S. Liebowitz
Title:	Managing Member

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

MSL18 DESIGNEE:

/s/ Matthew C. Winger

Matthew C. Winger

Schedule A – “MSL18 Holdings Group”

Michael S. Liebowitz

Matthew C. Winger

MSL 18 HOLDINGS LLC